News Release
April 3, 2024
Carlyle Appoints Afsaneh M. Beschloss as an Independent Director
Dr. Thomas S. Robertson retires from the Board after 12 years of service
NEW YORK and WASHINGTON – Global investment firm Carlyle (NASDAQ: CG) today announced the appointment of Afsaneh M. Beschloss, a leader in sustainable and inclusive investing (and policy) and founder and
CEO of RockCreek, one of the world’s largest women-owned investment firms, to serve as an independent director on its Board of Directors, effective May 1, 2024, increasing Carlyle’s Board to 14 members.
Dr. Thomas S. Robertson has indicated to Carlyle that he intends to retire from the Board after 12 years of dedicated service and will not stand for reelection at the 2024 Annual Meeting of Shareholders, at which time the Board will decrease to 13 members.
Ms. Beschloss’s distinguished career includes serving as the World Bank’s Treasurer and Chief Investment Officer,
where she oversaw investments, balance sheet management, ratings, borrowings, and innovations in financial products and in technology. Ms. Beschloss’s tenure at the World Bank was marked by her leadership in investments and policy work in the renewable energy, power, and infrastructure sectors, notably pioneering investments in natural gas, wind and solar energy. Ms. Beschloss formerly was a Managing Director and Partner at Carlyle from
2001 to 2003 and began her career in corporate finance at JP Morgan. In addition, Ms. Beschloss has advised various governments, central banks, and regulatory agencies on financial policy and energy policy.
Carlyle Co-Founders and Co-Chairmen of the Board, Bill Conway and David Rubenstein, said, “We welcome
Afsaneh to Carlyle’s Board and look forward to the benefit of her broad experience. We are incredibly grateful to
Tom for his many contributions and wise counsel to Carlyle since our IPO. We thank him for his years of distinguished service and wish him well in his retirement from the Board.”
Lawton Fitt, Lead Independent Director of Carlyle, added, “On behalf of the Board I am pleased to welcome
Afsaneh as a new director. We are confident that her extensive background as a leader in sustainable investing, economics, and international business will be invaluable to Carlyle as we continue to grow and seek to deliver long-
term value for all our stakeholders.”
Afsaneh Beschloss said, “I am delighted to be joining Carlyle’s Board. The firm has many differentiating qualities, including a highly-skilled team across a diversified global platform, and I look forward to Carlyle’s continued
dynamic transformation and inclusive long-term growth.”
Dr. Thomas S. Robertson noted, “It has been a distinct honor to serve alongside the dedicated members of the
Board. Carlyle has a bright future ahead, and I look forward to following its continued success.”
Ms. Beschloss currently serves on the boards of trustees of the Council on Foreign Relations, the Rockefeller
Foundation, where she chairs the Investment Committee, the Bretton Woods Committee, where she co-chairs the
Future of Finance Working Group, Georgetown University, and the PBS Foundation where she serves as chair. She was recognized by Carnegie Corporation in their “Great Immigrants, Great Americans 2020” list, received the
Robert F. Kennedy Human Rights Ripple of Hope Award and the Institutional Investor Lifetime Achievement
Award, and has been listed among the “Most Powerful Women in Banking” by American Banker. She is the co-
author of The Economics of Natural Gas (Oxford University Press) and author of numerous journal articles on innovations in finance, energy economics, and renewable energy investing.
Ms. Beschloss holds an MPhil (Honors) in Economics from the University of Oxford, where she taught international trade and economic development.
Exhibit 99.1
About Carlyle
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across its business and conducts its operations through three business segments: Global Private Equity, Global Credit and
Global Investment Solutions. With $426 billion of assets under management as of December 31, 2023, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies, and the communities in which we live and invest. Carlyle employs more than 2,200 people in 28 offices across four continents. Further information is available at www.carlyle.com. For more, follow Carlyle on LinkedIn and X.
Media
Brittany Berliner
Phone: +1 (212) 813-4839
brittany.berliner@carlyle.com
Public Market Investor Relations
Daniel Harris
Phone: +1 (212) 813-4527
daniel.harris@carlyle.com
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